Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated June 11, 2021, with respect to the financial statements included in the Annual Report of Masco Corporation Hourly 401(k) Plan on Form 11-K for the period from January 1, 2020 to December 30, 2020. We hereby consent to the incorporation by reference of said report in Masco Corporation’s previously filed Form S-8 Registration Statements (File No’s. 333-74815, 333-168827 and 333-236370).

/s/ Grant Thornton LLP

Southfield, Michigan
June 11, 2021